Exhibit 99.2

PRESS RELEASE                            FOR IMMEDIATE RELEASE

March 25, 2020                                NEW YORK METRO

INVESTOR CONTACT:     MFA Investor Relations             NYSE: MFA
212-207-6488
www.mfafinancial.com

MFA Financial, Inc. Provides Update on Dividends

NEW YORK, March 25, 2020 /PRNewswire/ -- MFA Financial, Inc. (NYSE:MFA) (the “Company”) announced today that due to the turmoil in the financial markets resulting from the global COVID-19 virus pandemic and in order to preserve liquidity until it can more accurately assess the impact that current market conditions will have on the Company’s business, the Company will revoke its previously announced first quarter 2020 quarterly cash dividends on each of the Company’s common stock and 7.50% Series B Cumulative Redeemable Preferred Stock.

The quarterly cash dividend of $0.20 per share on the Company's common stock had been declared on March 11, 2020 and was to be paid on April 30, 2020 to all stockholders of record as of the close of business March 31, 2020. The Series B Preferred Stock dividend of $0.46875 per share had been declared on February 14, 2020 and was to be paid on March 31, 2020 to stockholders of record as of the close of business March 2, 2020.

Unpaid dividends on the Company’s Series B Preferred Stock shall accrue without interest. No dividends may be paid or set apart on shares of the Company’s common stock unless full cumulative dividends on the Series B Preferred Stock for all past dividend periods that have ended have been or contemporaneously are paid in cash, or a sum sufficient for such payment is set apart for payment.

The Company will continue to monitor market conditions and the potential impact the ongoing volatility and uncertainty may have on its business. Related thereto, the Company’s Board of Directors will continue to evaluate the payment of dividends as market conditions evolve.

About MFA Financial, Inc.

MFA Financial, Inc. is a real estate investment trust primarily engaged in the business of investing, on a leveraged basis, in residential mortgage assets, including residential mortgage-backed securities and residential whole loans.

Cautionary Language Regarding Forward-Looking Statements

When used in this report or other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and, as such, may involve known and unknown risks, uncertainties and assumptions. Statements regarding the following subjects, among others, may be forward-looking: the Company’s estimates of its outstanding borrowings under its financing arrangements, uncertainties related to negotiations with the Company’s financing counterparties including with respect to any forbearance agreement and the timing of any such agreement or the terms thereof. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the Company’s ability to accurately estimate its outstanding borrowings under its financing arrangements, uncertainties related to negotiations with the Company’s financing counterparties including with respect to any forbearance agreement, the timing of any such agreement or the terms thereof, changes in interest rates, changes in default rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, conditions in the market for our residential mortgage backed securities, residential whole loans, residential mortgage securities, MSR-related assets and other assets, the timing and amount of distributions to our stockholders, our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, conditions in the real estate market, legislative and regulatory changes that could adversely affect the business of the Company and the ongoing spread and economic effects of the novel coronavirus (COVID-19). Additional information concerning these and other risk factors are contained in the Company’s filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. All information in this press release is as of March 25, 2020. The Company undertakes no duty to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.